                                                                      Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 1999

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 1999:

         Net income                                                           $     185,000

         Add:    Depreciation and amortization charged to income not
                 affecting cash available for distribution                           23,000
                 Minimum lease payments received, net of interest
                 income earned, on leases accounted for under the
                 financing method                                                    51,000
                 Net proceeds from sale of property                                  27,000
                 Reserves                                                         1,624,000
         Less:   Gain on sale of property                                           (27,000)
                                                                              -------------

                 Cash Available for Distribution                              $   1,883,000
                                                                              =============
                 Distributions allocated to General Partners                  $           -
                                                                              =============
                 Distributions allocated to Limited Partners                  $   1,883,000
                                                                              =============

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1999:

        Entity Receiving                               Form of
          Compensation                              Compensation                            Amount
        ----------------                            ------------                            ------
  Winthrop
  Management LLC                 Property Management Fees                              $    4,000

  General Partners               Interest in Cash Available for Distribution           $        -

  WFC Realty Co., Inc.
  (Initial Limited Partner)      Interest in Cash Available for Distribution           $    9,000

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